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EXHIBIT 23.1



                             CONSENT OF INDEPENDENT
                              CHARTERED ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-86377 and 333-58168) pertaining to the 1995 Stock Option Plan of Genetronics Biomedical Corporation (formerly Genetronics Biomedical Ltd.) and in the Registration Statements (Form S-3 Nos. 333-55786 and 333-88427) of Genetronics Biomedical Corporation (formerly Genetronics Biomedical Ltd.) of our report dated May 4, 2001 (except as to notes 1 and 11 which are as of December 19, 2001) and Comments by Auditor for US Readers on Canada-US Reporting Differences dated December 19, 2001, with respect to the consolidated financial statements and schedule of Genetronics Biomedical Corporation included in Amendment No. 2 to the Annual Report (Form 10-K) for the year ended March 31, 2001.




         Vancouver, Canada,                                /s/ Ernst & Young LLP
         February 25, 2002                                 Chartered Accountants